UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

GENAISSANCE PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a supplement (the “Supplement”) to the Joint Proxy Statement/Prospectus that was filed with the Securities and Exchange Commission (the “SEC”) and mailed to the stockholders of each of Genaissance Pharmaceuticals, Inc. (“Genaissance”) and Clinical Data, Inc. (“Clinical Data”) on or about September 2, 2005 relating to the proposed merger (the “Merger”) between Genaissance and Clinical Data pursuant to the terms of an Agreement and Plan of Merger, dated as of June 20, 2005, by and among Clinical Data, Safari Acquisition Corporation and Genaissance, as amended by the First Amendment to Agreement and Plan of Merger, dated as of July 28, 2005 (the “Merger Agreement”).  The Supplement was drafted from the perspective of Clinical Data in connection with its acquisition of Icoria, Inc. and was mailed to the respective stockholders of Genaissance and Clinical Data on or about September 28, 2005.  This filing is being made pursuant to Rule 14a-6(b) promulgated under the Securities Exchange Act of 1934, as amended.

Prospectus Supplement No. 1

To Prospectus Declared Effective on

September 1, 2005

(Registration No. 333-127256)

Clinical Data, Inc.

This Prospectus Supplement No. 1 supplements our Prospectus dated September 2, 2005.  The shares that are the subject of our Prospectus have been registered to permit their issuance to stockholders of Genaissance Pharmaceuticals, Inc. upon the consummation of the merger of our wholly-owned subsidiary, Safari Acquisition Corp., with and into Genaissance Pharmaceuticals, Inc.  We are supplementing our Prospectus to provide you with additional information regarding our company.  You should read this Prospectus Supplement No. 1 together with the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subsequent Events

On September 19, 2005, Clinical Data, Inc., Irides Acquisition Corporation, a wholly-owned subsidiary of ours, and Icoria, Inc. entered into an Agreement and Plan of Merger whereby we will acquire Icoria in a stock-for-stock reverse triangular merger valued at approximately $12.5 million based upon the closing price of our common stock on Friday, September 16, 2005. In the merger, Irides will merge with and into Icoria, which will result in Icoria becoming a wholly owned subsidiary of ours. Based on our current share price and including the impact of the proposed acquisition of Genaissance Pharmaceuticals, Inc., former stockholders of Icoria will hold approximately 7.6% of the combined company upon the close of the merger.

The merger agreement provides that the common stockholders of Icoria will receive 0.01391 of a newly issued, publicly registered share of our common stock in exchange for each of their Icoria common shares. We refer to this number as the exchange ratio.  Under the merger agreement, the exchange ratio is subject to adjustment should the price of our common stock change before the merger closes, but in no case will the aggregate purchase price in the merger be below $10 million or exceed $12.5 million. We will also assume all existing Icoria stock option plans, including all currently outstanding stock options to acquire Icoria common stock, as well as all outstanding warrants for Icoria common stock and Icoria’s outstanding convertible note and debt.

Certain stockholders of Icoria will be entitled to statutory appraisal rights under the Delaware General Corporation Law. The merger agreement provides that if holders of more than 5% of the outstanding capital stock of Icoria exercise and perfect such appraisal rights, we may terminate the merger agreement.

During the period of time between the signing of the merger agreement and the effectiveness of the merger, Icoria has obligated itself generally to conduct its business only in the ordinary course and in substantially the same manner as previously conducted. As more fully described in the merger agreement, Icoria has also agreed not to take certain actions with respect to its capital stock, certain expenditures, incurrence of debt, sale, lease, exchange or license of certain assets, as well as other matters. Icoria is also prohibited, subject to certain exceptions, from soliciting and negotiating additional offers from third parties to purchase or merge with Icoria.

In the merger agreement, we and Icoria as the surviving company have each agreed to indemnify the former directors and officers of Icoria for all liabilities and costs arising out of any claims or suits pertaining to the fact that such person is or was an officer or director of Icoria, including those claims based on matters existing at or prior to the effective time of the merger. We are obligated to advance expenses related to defending such claims.

Pursuant to the merger agreement, Icoria has agreed to pay us a (i) termination fee equal to approximately $625,000 under certain circumstances, including upon a termination of the merger agreement in favor of a Superior Proposal (as defined in the merger agreement) and (ii) expense reimbursement equal to $312,500 under certain other circumstances, including upon a termination of the merger agreement as a result of holders of more than 5% of the outstanding capital stock of Icoria exercising and perfecting appraisal rights. In addition, we have agreed to pay Icoria a termination fee equal to approximately $625,000 under certain circumstances and expense reimbursement equal to $312,500 under certain other circumstances.

We plan to file with the Securities and Exchange Commission a registration statement on Form S-4 and Icoria plans to file with the SEC a Proxy Statement/Prospectus in connection with the merger. Icoria will hold a special meeting of its stockholders for purposes of approving the transactions contemplated by the merger agreement. In addition to approval of Icoria’s stockholders, consummation of the merger is subject to the consummation of our merger with Genaissance Pharmaceuticals, Inc., as well as a number of certain other customary conditions including the receipt of all necessary third party consents.

The foregoing description of the merger agreement is not complete and is qualified in its entirety by reference to the merger agreement, which is filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on September 22, 2005.

Risk Factors

We may be unable to integrate successfully the businesses of Genaissance and Icoria with our own business.

After the merger, we and Genaissance, each of which had previously operated independently, will have to integrate our operations.  Additionally, following the merger, we expect to consummate our merger with Icoria and will have to further integrate our business with that of Icoria.  The integration will require significant efforts from each company, including the coordination of product development, sales and marketing efforts and administrative operations. We may find it difficult to integrate the operations of Genaissance and Icoria. The combined company will have employees widely dispersed across its operations in Massachusetts, Rhode Island, Connecticut, California, Texas, North Carolina, and other domestic and foreign locations, which will increase the difficulty of integrating operations. Genaissance and Icoria personnel may leave their respective companies or the combined company because of the merger. Genaissance and Icoria customers, distributors or suppliers may delay or defer purchasing decisions, terminate their arrangements with the respective company or the combined company or demand amended terms to these arrangements. Any of these actions by customers, distributors or suppliers could adversely affect the business of the combined company. The challenges involved in this integration include, but are not limited to, the following:

•                                          retaining existing customers and strategic partners of each company;

•                                          retaining and integrating management and other key employees of the combined company;

•                                          coordinating research and development activities to enhance introduction of new products and technologies, especially in light of rapidly evolving markets for those products and technologies;

•                                          preserving the value of various research and development, collaboration, distribution, manufacturing and other important relationships of the combined company;

•                                          effectively managing the diversion of management attention from business matters to integration issues;

•                                          combining product offerings and incorporating acquired technology and rights into the product offerings of the combined company effectively and quickly;

•                                          integrating sales efforts so that customers can do business easily with the combined company;

•                                          persuading employees that the business cultures of Clinical Data, Genaissance and Icoria are compatible;

•                                          effectively offering products of Clinical Data, Genaissance and Icoria to each other’s customers;

•                                          anticipating the market needs and achieving market acceptance of Clinical Data, Genaissance and Icoria products;

•                                          bringing together the companies’ marketing efforts so that the industry receives useful information about the mergers and customers perceive value in the combined company’s products; and

•                                          developing and maintaining uniform standards, controls, procedures, and policies.

The mergers may fail to achieve expected beneficial synergies.

We and Genaissance have entered into the merger agreement with the expectation that the merger will result in beneficial synergies, such as cost reductions and a broader suite of products and services to offer to our current and targeted customers.  We also expect to achieve similar beneficial synergies in our planned merger with Icoria. Achieving these anticipated synergies and the potential benefits underlying the companies’ reasons for entering into the mergers will depend on the success of integrating our and Genaissance’s businesses, and then integrating the Icoria business into the combined company. It is not certain that we and Genaissance can be successfully integrated in a timely manner or at all, or that any of the anticipated benefits will be realized. It is also uncertain that the combined company will successfully integrate Icoria in a timely manner or at all, or that any of the anticipating benefits from that merger will be realized.  Risks from unsuccessful integration of the companies include:

•                                          the potential disruption of the combined company’s ongoing business and distraction of its management;

•                                          the risk that it may be more difficult to retain key management, marketing, and technical personnel after the mergers;

•                                          the risk that costs and expenditures for retaining personnel, eliminating unnecessary resources and integrating the businesses are greater than anticipated;

•                                          the risk that the combined company cannot increase sales of its products; and

•                                          the risk that integrating and changing our businesses will impair our relationships with our existing customers and business partners.

Even if the companies are able to integrate operations, there can be no assurance that the synergies we hope for will be achieved or that future integration of Icoria won’t disrupt or eliminate such synergies. The failure to achieve such synergies could adversely affect the combined company’s business and results of operations, including use of cash in operations.

Following our merger with Icoria, the holders of Genaissance common stock will have less control over corporate actions proposed to be taken by us than those holders would have had over corporate actions proposed to be taken by us prior to the merger with Icoria.

Following the merger with Icoria, former holders of Genaissance common stock who had become holders of our common stock in the merger with Genaissance will hold approximately 32% of outstanding common stock of the combined company, as opposed to approximately 35% of our outstanding common stock that such former holders owned prior to our merger with Icoria. Also, our two largest stockholders and their affiliates, who currently own approximately 77% of our common stock, will continue to own approximately 47% of the common stock of the combined company following both the Genaissance merger and the Icoria merger.  As a result, the current holders of Genaissance common stock may have less control over corporate actions proposed to be taken by the combined company than those holders would have had over corporate actions proposed to be taken by us prior to our proposed merger with Icoria.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Genaissance by Clinical Data.  Clinical Data filed a Registration Statement on Form S-4 with the SEC in connection with the transaction and Clinical Data and Genaissance have filed with the SEC and mailed to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction.  The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Clinical Data, Genaissance, the transaction and related matters.  Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully.

Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and any other documents filed with the SEC by Clinical Data and Genaissance through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Clinical Data or Genaissance by contacting the Investor Relations department at either company.

Clinical Data and Genaissance, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.  A list of the names of Clinical Data’s directors and executive officers and descriptions of their interests in Clinical Data and a list of the names of Genaissance’s directors and executive officers and descriptions of their interests in Genaissance is contained in the Registration Statement and the Joint Proxy Statement/Prospectus, which documents are filed with the SEC.  Additional information regarding the interests of potential participants is included in each of the Registration Statement and the Joint Proxy Statement/Prospectus on file with the SEC.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Clinical Data and Genaissance, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Clinical Data or Genaissance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction; the ability of Clinical Data to successfully integrate Genaissance’s operations and employees; the ability to realize anticipated synergies and cost savings; the ability to realize anticipated revenues; the other factors described under the headings “Risk Factors” and “Factors Affecting Future Operating Results,” respectively, in Clinical Data’s Annual Report on Form 10-KSB for the year ended March 31, 2005 and Genaissance’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent quarterly report filed with the SEC; and the other factors described under the heading “Risk Factors” in the Joint Proxy Statement/Prospectus filed with the SEC on September 2, 2005.  Clinical Data and Genaissance disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.